Exhibit 99.1

Arcellx Provides Second Quarter 2024 Financial Results and Business Updates

— Earned a $68M milestone payment from Kite for iMMagine-1 enrollment —

— Submitted an abstract for the iMMagine-1 study at the 66th ASH Annual Meeting —

— The global Phase 3 trial, iMMagine-3, has been initiated by Kite —

— U.S. FDA clears anito-cel IND application for myasthenia gravis, an autoimmune disease —

REDWOOD CITY, Calif., August 8, 2024 (BUSINESS WIRE) — Arcellx, Inc. (NASDAQ: ACLX), a biotechnology company reimagining cell therapy through the development of innovative immunotherapies for patients with cancer and other incurable diseases, today reported business highlights and financial results for the second quarter ended June 30, 2024.

“We continue to make significant strides as we accelerate our business,” said Rami Elghandour, Arcellx’s Chairman and Chief Executive Officer. “We are thrilled about the momentum across our multiple myeloma program being developed in partnership with Kite. We believe anito-cel has the potential to be a best-in-class treatment option, and with the strength of our Kite partnership, we are well-positioned to change the treatment paradigm for multiple myeloma patients. We look forward to presenting data from the iMMagine-1 study by the end of this year. As iMMagine-1 continues to mature, we’re also pleased with the progress in iMMagine-3, which was initiated by our partner Kite. More broadly, we believe that our novel synthetic binder, the D-Domain, which forms the basis of our technology platform and our lead program anito-cel, can be developed in oncology and non-oncology indications. We are excited to share that the U.S. Food and Drug Administration has cleared our IND application for the development of anito-cel to treat patients with myasthenia gravis. Our progress this quarter reflects our incredible team and their dedication to advancing our mission of helping as many patients as possible by delivering on the promise of our platform.”

Recent Business Progress

•	The Company earned a $68 million clinical milestone payment from Kite Pharma, Inc., a Gilead Company, for iMMagine-1 enrollment.

•	The Company submitted an abstract to present data for the iMMagine-1 study at the 66th ASH Annual Meeting and Exposition.

•	Kite has initiated the global Phase 3 trial, iMMagine-3. This trial will evaluate anito-cel in patients exposed to an immunomodulatory (IMiD) drug and an anti-CD38 monoclonal antibody.

•

The U.S. Food and Drug Administration (FDA) cleared an Investigational New Drug (IND) application for anito-cel, Arcellx’s BCMA CAR-T therapy, for myasthenia gravis, a chronic autoimmune disease. Arcellx wholly owns and is solely developing this program.

Second Quarter 2024 Financial Highlights

Cash, cash equivalents, and marketable securities:

As of June 30, 2024, Arcellx had cash, cash equivalents, and marketable securities of $646.8 million. Arcellx anticipates that its cash, cash equivalents, and marketable securities will fund its operations into 2027.

Collaboration revenue:

Collaboration revenue were $27.4 million and $14.3 million for the quarters ended June 30, 2024 and 2023, respectively, an increase of $13.1 million. This increase was primarily driven by an increase in estimated transaction price from the expansion to the license and collaboration agreement with Kite.

R&D expenses:

Research and development expenses were $41.0 million and $28.3 million for the quarters ended June 30, 2024 and 2023, respectively, an increase of $12.7 million. This increase was primarily driven by increased costs relating to other preclinical pipeline programs and increased personnel costs, which include non-cash stock-based compensation expense.

G&A expenses:

General and administrative expenses were $21.4 million and $15.5 million for the quarters ended June 30, 2024 and 2023, respectively, an increase of $5.9 million. This increase was primarily driven by increased personnel costs, which include non-cash stock-based compensation expense.

Net income or loss:

Net losses were $27.2 million and $23.9 million for the quarters ended June 30, 2024 and 2023, respectively.

About Arcellx, Inc.

Arcellx, Inc. is a clinical-stage biotechnology company reimagining cell therapy by engineering innovative immunotherapies for patients with cancer and other incurable diseases. Arcellx believes that cell therapies are one of the forward pillars of medicine and Arcellx’s mission is to advance humanity by developing cell therapies that are safer, more effective, and more broadly accessible. For more information on Arcellx, please visit www.arcellx.com. Follow Arcellx on X @arcellx and LinkedIn.

About Generalized Myasthenia Gravis

Generalized Myasthenia Gravis (gMG) is a rare autoimmune disease characterized by severe muscle weakness. In gMG, the body’s immune system mistakenly attacks proteins in the neuromuscular junction, disrupting neuromuscular signaling and preventing muscle contraction. Symptoms include muscle weakness, drooping eyelids, impaired chewing, swallowing, and speaking. gMG affects over 70,000 people in the United States and there is no known cure.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that are not purely historical are forward-looking statements, including, without limitation, Arcellx’s plans for the research, pre-clinical and clinical development of its product candidates; the momentum across the multiple myeloma program being developed in partnership with Kite, and the potential to change the treatment paradigm in multiple myeloma; the anticipated timing for the presentation of iMMagine-1 data; the best-in-class potential of anito-cel for patients suffering from multiple myeloma; Arcellx’s belief that the D-Domain can be developed in oncology and non-oncology indications; and the sufficiency of cash, cash equivalents and marketable securities and its ability to fund operations into 2027. The forward-looking statements contained herein are based upon Arcellx’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including risks that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that Arcellx may file from time to time with the SEC. These forward-looking statements are made as of the date of this press release, and Arcellx assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ARCELLX, INC.

SELECTED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	June 30, 2024	December 31, 2023
Cash, cash equivalents, and marketable securities	$646,816	$729,185
Total assets	734,306	825,132
Total liabilities	247,142	339,752
Total stockholders’ equity	487,164	485,380

ARCELLX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$27,384	$14,302	$66,640	$32,213
Operating expenses:
Research and development	40,953	28,327	73,271	61,258
General and administrative	21,424	15,535	44,172	30,972

Total operating expenses	62,377	43,862	117,443	92,230

Loss from operations	(34,993)	(29,560)	(50,803)	(60,017)
Other income, net	8,132	5,424	16,744	8,866

Loss before income taxes	(26,861)	(24,136)	(34,059)	(51,151)
Income tax benefit (expense)	(341)	282	(341)	(47)

Net loss	(27,202)	(23,854)	(34,400)	(51,198)
Other comprehensive loss:
Unrealized gain (loss) on marketable securities	(280)	(93)	(1,339)	214

Comprehensive loss	$(27,482)	$(23,947)	$(35,739)	$(50,984)

Net loss per share attributable to common stockholders—basic and diluted	$(0.51)	$(0.50)	$(0.65)	$(1.08)

Weighted-average common shares outstanding—basic and diluted	53,516,907	48,106,528	53,137,440	47,441,647

Contacts:

Investors:

Myesha Lacy

ir@arcellx.com

510-418-2412

Media:

Laura Morgan

Sam Brown

lauramorgan@sambrown.com

951-333-9110

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